                                                                               .
                                                                               .
                                                                               .

                                                                   Exhibit 1j(i)

                   GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER

RIDER SECTION 1.                                   DEFINITIONS
----------------                                   -----------
1.1 WHAT ARE THE MOST COMMONLY   BENEFIT ALLOCATION MODEL - one or more specific
    USED TERMS AND WHAT DO       investment options or purchase payment
    THEY MEAN?                   allocation models that we will use to provide
                                 the guarantee described by this rider. The
                                 benefit allocation model selected is shown on
                                 the Rider Data Page.

                                 EXCESS WITHDRAWAL - a withdrawal that either by itself or when added to all other withdrawals during a rider year, exceeds the guaranteed annual lifetime withdrawal amount. See Rider
                                 Section 7.1.

                                 GUARANTEED ANNUAL LIFETIME WITHDRAWAL AMOUNT - the maximum guaranteed withdrawal amount available to be withdrawn each rider year while an annuitant is alive.

                                 GUARANTEED WITHDRAWAL - specified annual withdrawal(s) that can be made each rider year regardless of your contract value.

                                 LIFETIME BENEFIT BASIS - the value used to determine the guaranteed annual lifetime withdrawal amount. It will be increased annually until withdrawals begin as described in Rider Section 6.2. It will be reduced if an excess withdrawal occurs and the withdrawal(s) during a rider year are more than the guaranteed annual lifetime withdrawal amount.
                                 See Rider Section 7.2.

                                 MONTHLY ANNIVERSARY - the same day in each month as the rider issue date.

                                 RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

                                 RIDER ISSUE DATE - the date shown on the Rider
                                 Data Page that is used to determine rider years and rider anniversaries.

                                 RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

                                 STEP-UP ANNIVERSARY - the same day and month as the step-up date if a step-up in the lifetime benefit basis is elected as described in Rider
                                 Section 6.3

                                 STEP-UP DATE - the date on which a step-up in the lifetime benefit basis occurs, if elected, as described in Rider Section 6.3. The step-up date will be used to determine step-up anniversaries.

                                 WINDOW PERIOD - the period of time that
                                 additional purchase payment(s) made may be included in the lifetime benefit basis. The window period, if any, is shown on the Rider
                                 Data Page.

RIDER SECTION 2.                               GENERAL INFORMATION
----------------                               -------------------
2.1 WHAT IS OUR AGREEMENT WITH   Our agreement with you includes this rider as a
    YOU?                         part of the contract to which it is attached.
                                 The provisions of the contract apply to this
                                 rider unless they conflict with the rider. If
                                 there is a conflict, the rider provision will
                                 apply. The issue date for this rider is shown
                                 on the Rider Data Page.

                                 We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2 WHAT ARE THE BENEFITS        This rider provides for a guaranteed minimum
    PROVIDED BY THIS RIDER?      withdrawal benefit as described in this rider.

2.3 WHEN WILL THIS RIDER         You may terminate this rider on any date
    TERMINATE?                   following the expiration of the minimum charge
                                 period. The minimum charge period is shown on
                                 the Rider Data Page.

                                 This rider will automatically terminate on the earliest of:

                                      a.)  the payout date;

                                      b.)  the date due proof of death of the
                                           annuitant (last remaining annuitant,
                                           if joint annuitants) is received;

                                      c.)  the date there is a change of
                                           annuitant for any reason; or

                                      d.)  the date you surrender your contract.

                                 In order to provide the guarantee described by this rider, we require use of an available benefit allocation model for your contract value and for allocation of your net purchase payments. If you elect to discontinue using an available benefit allocation model:

                                      a.)  this rider will automatically
                                           terminate on the later of:

                                           1.)  the last day of the minimum
                                                charge period as shown on the
                                                Rider Data Page;

                                           2.)  the date your contract value is
                                                transferred to an investment
                                                option other than an available
                                                benefit allocation model; or

                                           3.)  the date of change in allocation
                                                of net purchase payments to an
                                                investment option other than an
                                                available benefit allocation
                                                model; and

                                      b.)  the lifetime benefit basis will be
                                           reduced to zero as of the date of the
                                           transfer or change in allocation; and

                                      c.)  you can not step-up the lifetime
                                           benefit basis as described in Rider
                                           Section 6.3.

RIDER SECTION 3.                                  RIDER CHARGES
----------------                                  -------------
3.1 IS THERE A CHARGE FOR THIS   There is an annual charge for this rider. The
    RIDER?                       annual charge is determined by multiplying the
                                 current rider charge (shown on the Rider Data
                                 Page) by the average monthly contract value for
                                 the prior contract year. The average monthly
                                 contract value is equal to the sum of each
                                 monthly contract value (the contract value as
                                 of the same day of the month as the contract
                                 issue date) divided by the number of months.

                                 The current rider charge is guaranteed not change for the duration of the benefit. If you elect to step-up your lifetime benefit basis, the rider charge will equal the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company.

                                 During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

                                 The rider charge will also be deducted upon full surrender of the contract, election to step-up the lifetime benefit basis, termination of the rider after expiration of the minimum charge period, payment of death proceeds, or the start of payments under an income payout option, if not on a contract anniversary. Any charge for a partial year will be in proportion to the number of days since the prior contract anniversary.

RIDER SECTION 4.                         PURCHASE PAYMENTS AND TRANSFERS
----------------                         -------------------------------
4.1 ARE THERE ALLOCATION         We require that net purchase payment(s) be
    LIMITATIONS FOR THIS         allocated to an available benefit allocation
    BENEFIT?                     model for the duration of this benefit.

                                 The benefit allocation model selected as of the rider issue date is shown on the Rider Data
                                 Page. Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                      a.)  add benefit allocation models without
                                           prior notice;

                                      b.)  remove or substitute benefit
                                           allocation models; and

                                      c.)  substitute investment options within
                                           an available benefit allocation
                                           model.

                                 You will be notified in advance of any
                                 substitution, removal or change to a benefit allocation model that you selected.

                                 You may change the allocation of subsequent net purchase payments to one of the other available benefit allocation models at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation model selected.

                                 If you change the allocation of subsequent net purchase payments to an investment option other than an available benefit allocation model:

                                      a.)  your lifetime benefit basis will be
                                           reduced to zero as of the date of the
                                           change in allocation; and

                                      b.)  this rider will terminate. See Rider
                                           Section 2.3.

4.2 HOW WILL ADDITIONAL          Additional purchase payments will increase your
    PURCHASE PAYMENTS MADE TO    lifetime benefit basis, subject to the
    YOUR CONTRACT AFFECT THE     following requirements:
    LIFETIME BENEFIT BASIS?
                                      a.)  we must receive any additional
                                           purchase payments during the window
                                           period shown on the Rider Data Page;
                                           and

                                      b.)  the increase in your lifetime benefit
                                           basis is limited to the maximum
                                           window purchase payment amount shown
                                           on the Rider Data Page.

                                 Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your lifetime benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your lifetime benefit basis. Careful consideration should be given before making additional purchase payments that do not increase your lifetime benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

4.3 CAN CONTRACT VALUE BE        You may transfer your contract value to any
    TRANSFERRED?                 benefit allocation model that we make
                                 available.

                                 If you elect to transfer your contract value to an investment option other than an available benefit allocation model:

                                      a.)  your lifetime benefit basis will be
                                           reduced to zero as of the date of
                                           transfer; and

                                      b.)  this rider will terminate. See Rider
                                           Section 2.3.

RIDER SECTION 5.                      GUARANTEED MINIMUM WITHDRAWAL BENEFIT
----------------                      -------------------------------------
5.1 WHAT IS THE GUARANTEED       The guaranteed minimum withdrawal benefit
    MINIMUM WITHDRAWAL           guarantees that you may take guaranteed
    BENEFIT?                     withdrawals under this rider regardless of your
                                 contract value as described in Rider Section
                                 5.3.

                                 Withdrawals under this rider are also partial withdrawals under the contract to which this rider is attached.

5.2 WHEN CAN GUARANTEED          You may begin making guaranteed withdrawals
    WITHDRAWALS BE MADE?         under this rider at any time on or after the
                                 rider issue date.

5.3 WHAT AMOUNT CAN BE           You can withdraw up to the guaranteed annual
    WITHDRAWN UNDER THIS         lifetime withdrawal amount each rider year on
    RIDER?                       or after the rider issue date while at least
                                 one annuitant is living.

                                 The guaranteed annual lifetime withdrawal amount is determined by multiplying the current lifetime benefit basis by the annual lifetime withdrawal benefit percentage shown on the Rider Data Page. The percentage is based on the annuitant's attained age (oldest annuitant if joint annuitants) as of the first withdrawal that occurs following the rider issue date. The annual lifetime withdrawal benefit percentage will not change after your first withdrawal.

                                 If you withdraw more than the guaranteed annual lifetime withdrawal amount (an excess withdrawal), the lifetime benefit basis will be adjusted and the guaranteed annual lifetime withdrawal amount will be reduced. See Rider
                                 Section 7.2.

5.4 WHAT HAPPENS IF A            If a guaranteed withdrawal under the terms of
    GUARANTEED WITHDRAWAL        this rider causes your contract value to be
    CAUSES YOUR CONTRACT VALUE   equal to or less than zero:
    TO BE EQUAL TO OR LESS
    THAN ZERO?                        a.)  the accumulation period under your
                                           contract will end and the payout
                                           period will automatically begin;

                                      b.)  the remaining guaranteed withdrawals
                                           under this rider will occur under an
                                           income payout option that we make
                                           available for that purpose; and

                                      c.)  all other riders attached to your
                                           contract, if any, will terminate.

5.5 WHAT HAPPENS IF GUARANTEED   If guaranteed withdrawals under the terms of
    WITHDRAWALS CONTINUE PAST    this rider continue past the anticipated payout
    THE ANTICIPATED PAYOUT       date:
    DATE?
                                      a.)  we may not accept any additional
                                           purchase payments;

                                      b.)  your income payout date will be
                                           extended; and

                                      c.)  all other riders attached to your
                                           contract, if any, will terminate.

                                 The anticipated payout date is the contract anniversary following the annuitant's (oldest annuitant if joint annuitants) 85th birthday or 10 years from the contract issue date, if later.

RIDER SECTION 6.                              LIFETIME BENEFIT BASIS
----------------                              ----------------------
6.1 HOW IS THE LIFETIME          The lifetime benefit basis as of the rider
    BENEFIT BASIS DETERMINED?    issue date is shown on the Rider Data Page and
                                 is equal to:

                                      a.)  your initial purchase payment if this
                                           rider is issued at the same time your
                                           contract is issued; or

                                      b.)  your contract value as of the rider
                                           issue date if this rider is issued
                                           after your contract is issued; or

                                      c.)  the benefit basis for the Guaranteed
                                           Minimum Accumulation Benefit rider
                                           being converted to this rider (or the
                                           contract value, if greater) as of
                                           this rider's issue date; or

                                      d.)  the continuation amount if this rider
                                           is issued as a result of spousal
                                           continuation.

                                 The lifetime benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider
                                 Data Page) and any annual increase as described in Rider Section 6.2.

                                 If an excess withdrawal occurs, your lifetime benefit basis will be adjusted and the guaranteed annual lifetime withdrawal amount will be reduced. See Rider Section 7.2.

                                 Transfers and changes in allocation to an investment option other than an available benefit allocation model will reduce your lifetime benefit basis to zero as of the date of transfer or change in allocation and will result in termination of this rider. See Rider
                                 Section 2.3.

6.2 WILL THE LIFETIME BENEFIT    The lifetime benefit basis will be increased
    BASIS INCREASE?              provided no withdrawals have occurred since the
                                 rider issue date. Each increase will be equal
                                 to five percent (5%) of the lifetime benefit
                                 basis as of your first rider anniversary (or
                                 step-up anniversary if a step-up is elected).
                                 Increases will occur on each rider anniversary
                                 until the earliest of:

                                      a.)  your first withdrawal following the
                                           rider issue date; or

                                      b.)  the 10th rider anniversary (or the
                                           10th step-up anniversary, if a
                                           step-up is elected).

                                 The increases described above affect your lifetime benefit basis (and therefore your guaranteed withdrawals under this rider) but do not increase your contract value.

6.3 CAN YOU STEP-UP THE          You have the option to step-up the lifetime
    LIFETIME BENEFIT BASIS TO    benefit basis to equal the current contract
    EQUAL THE CURRENT CONTRACT   value on any monthly anniversary on or
    VALUE?                       following the third (3rd) rider anniversary. If
                                 step-up is elected, you have the option to
                                 step-up the lifetime benefit basis again on any
                                 monthly anniversary on or following the third
                                 (3rd) step-up anniversary.

                                 You may step-up the lifetime benefit basis provided:

                                      a.)  your contract value is greater than
                                           zero;

                                      b.)  your contract value is greater than
                                           the lifetime benefit basis as of the
                                           step-up date;

                                      c.)  the annuitant (oldest annuitant if
                                           joint annuitants) is age 85 or
                                           younger as of the step-up date; and

                                      d.)  we receive your written request to
                                           step-up the lifetime benefit basis.

                                 Your step-up date will be the monthly
                                 anniversary following receipt of your written request.

                                 If a step-up is elected:

                                      a.)  the start date for the new benefit is
                                           equal to the step-up date;

                                      b.)  your lifetime benefit basis will be
                                           adjusted to be equal to your contract
                                           value as of the step-up date;

                                      c.)  increases to the lifetime benefit
                                           basis as described in Rider Section
                                           6.2, if any, will be measured from
                                           the step-up anniversary; and

                                      d.)  the minimum charge period will start
                                           over as of the step-up date.

                                 The rider charge for the new benefit may differ from the prior rider charge and will equal the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company. We will send a new Rider Data Page to you with the information that is applicable to the new benefit.

RIDER SECTION 7.                                EXCESS WITHDRAWALS
----------------                                ------------------
7.1 WHEN IS A WITHDRAWAL AN      A withdrawal is an excess withdrawal if:
    EXCESS WITHDRAWAL?
                                      a.)  the amount withdrawn during a rider
                                           year exceeds the guaranteed annual
                                           lifetime withdrawal amount; or

                                      b.)  the amount withdrawn, when added to
                                           prior withdrawals during a rider
                                           year, exceeds the guaranteed annual
                                           lifetime withdrawal amount.

7.2 WHAT HAPPENS IF AN EXCESS    If an excess withdrawal occurs, the lifetime
    WITHDRAWAL OCCURS?           benefit basis will be reset to equal the lesser
                                 of:

                                      a.)  the contract value immediately
                                           following the withdrawal; or

                                      b.)  the previous lifetime benefit basis
                                           reduced dollar for dollar by:

                                           1.)  the total of all withdrawals to
                                                date during the current rider
                                                year, if prior withdrawals were
                                                made during the rider year were
                                                not excess withdrawals;
                                                otherwise

                                           2.)  the amount of the withdrawal.

                                 The guaranteed annual lifetime withdrawal amount will then be recalculated and reduced, based on the newly reset lifetime benefit basis.

                                 We reserve the right to waive the excess withdrawal treatment described above if the withdrawals are scheduled withdrawals intended to meet IRS required minimum distribution rules. The current prospectus will disclose if such waiver is in effect and any detailed requirements for such waiver.

CUNA Mutual Life Insurance Company
A Mutual Insurance Company


/s/ Jeff Post
-----------------------------------
President

                                RIDER DATA PAGE        CONTRACT NUMBER: 12345678

                      GUARANTEED MINIMUM WITHDRAWAL BENEFIT

ANNUITANT(S)                                           ANNUITANT(S) ISSUE AGE(S)
[John Doe]                                             [35]

OWNER(S)                                               RIDER ISSUE DATE
[John Doe]                                             [October 31, 2006]

STEP-UP DATE: [N/A or Step-Up Date]

LIFETIME BENEFIT BASIS: [$100,000]

WINDOW PERIOD: [October 31, 2006 - October 31, 2007]

MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]

CURRENT RIDER CHARGE: [0.60%]

MINIMUM CHARGE PERIOD: [October 31, 2006 - October 31, 2013]

ANNUAL LIFETIME WITHDRAWAL BENEFIT PERCENTAGE:

  ATTAINED AGE AT
 FIRST WITHDRAWAL
------------------
 AGE    PERCENTAGE
 ---    ----------
45-58      4.00%
59-64      5.00%
65-69      5.50%
70-74      6.00%
75+        6.50%

       JOINT ANNUITANTS
(AGE DIFFERENCE 5 YRS OR LESS)
    ATTAINED AGE OF OLDEST
 ANNUITANT AT FIRST WITHDRAWAL
------------------------------
       AGE    PERCENTAGE
       ---    ----------
      45-58      3.00%
      59-64      4.00%
      65-69      4.50%
      70-74      5.00%
      75+        5.50%

If only one annuitant is living at the time of your first withdrawal, the percentages shown above will be increased by [1%].

       JOINT ANNUITANTS
  (AGE DIFFERENCE OVER 5 YRS)
    ATTAINED AGE OF OLDEST
 ANNUITANT AT FIRST WITHDRAWAL
------------------------------
       AGE    PERCENTAGE
       ---    ----------
      45-58      2.00%
      59-64      3.00%
      65-69      3.50%
      70-74      4.00%
      75+        4.50%

If only one annuitant is living at the time of your first withdrawal, the percentages shown above will be increased by [2%].

BENEFIT ALLOCATION MODEL:    100%   Balanced
                             100%   Conservative Allocation
                             100%   Moderate Allocation

                          CONSERVATIVE 7-14 YEARS
                              45%   Bond
                              25%   Large Cap Value
                              15%   Large Cap Growth
                               5%   High Income
                               5%   Mid Cap Value
                               5%   International Stock

                          CONSERVATIVE 15+ YEARS
                              35%   Bond
                              30%   Large Cap Value
                              10%   International Stock
                               5%   High Income
                              10%   Large Cap Growth
                              10%   Mid Cap Value

                          MODERATE 15+ YEARS
                              30%   Bond
                              25%   Large Cap Value
                               5%   Mid Cap Growth
                               5%   International Stock
                              10%   Mid Cap Value
                               5%   High Income
                              15%   Large Cap Growth
                               5%   Global Securities